CoreComm Solutions Inc.

810-789 West Pender St

Vancouver, BC V6C 1H2

OTCQB:COCMF

News Release

CORECOMM ANNOUNCES ENTRY INTO SOFTWARE PURCHASE AGREEMENT AND CLOSING OF FINAL TRANCHE OF PRIVATE PLACEMENT FINANCING

VANCOUVER , BRITISH COLUMBIA -- (January 9, 2015) CoreComm Solutions Inc. (OTCQB:COCMF) (the “Company”) is pleased to announce it has entered into a software purchase agreement and has closed the final tranche of its private placement offering.

Software Purchase Agreement

The Company has entered into a software purchase agreement with Hampshire Capital Limited (“Hampshire”) whereby Hampshire has agreed to sell to the Company its Vgrab software application (the “Vgrab Software”).  In consideration of the Vgrab Software, the Company will issue a total of 22,500,000 common shares of the Company to Hampshire.

On closing of the transaction, Nelson Da Silva, the sole executive officer and a director of the Company, will resign as an executive officer of the Company and Gerald Diakow will resign as a director of the Company.  To fill the vacancies caused by the resignations, Jack P. Skurtys will be appointed as Chief Executive Officer, Chief Financial Officer and a director of the Company.  Mr. Da Silva will remain as a member of the board of directors of the Company.

Concurrent with closing the transaction, the Company plans to change its name to Vgrab Communications Inc. or such other name as mutually agreed to by the parties.

Closing of the transaction is subject to satisfaction of the conditions set forth in the software purchase agreement, of which there is no assurance such conditions will by satisfied.

Closing of Private Placement Offering

The Company has closed the second and final tranche of its private placement offering that was announced on Sept. 10, 2014, by issuing an additional 500,000 shares of its common stock at a price of USD $0.20 per share for gross proceeds of USD  $100,000. The board of directors of the Company increased the size of the offering from 500,000 shares to 765,000 shares to accommodate the oversubscription. The subscriber represented that it was not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S promulgated under the United States Securities Act, as amended, and that it was an “accredited investor” as that term is defined under National Instrument 45-106 –Prospectus and Registration Exemptions.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the U.S. Securities Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available

About Vgrab

Vgrab is a software application developed for smartphones using the Android and Apple iOS operating systems.  The Vgrab Software allows users to redeem vouchers on their smartphones for use at a number of retailers and merchants.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements that are based on assumptions as of the date of this news release. These statements reflect management’s current estimates, beliefs, intentions and expectations.  They are not guarantees of future performance. The Company cautions that all forward looking statements are inherently uncertain and that actual performance may be affected by a number of material factors, many of which are beyond the Company’s control. Such factors include, among other things: risks and uncertainties relating to the Company’s ability to acquire the Vgrab Software, its limited operating history; the need to comply with governmental regulations. Accordingly, actual and future events, conditions and results may differ materially from the estimates, beliefs, intentions and expectations expressed or implied in the forward looking information. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.

On behalf of the Board of Directors,

Nelson Da Silva, Director

CONTACT INFORMATION

CoreComm Solutions Inc.

Nelson Da Silva
President & CEO
(604) 722-0041
nelsondasilva@shaw.ca